                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON DC  20549



                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported)  March 11, 1994



                                HECLA MINING COMPANY
- ----------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)




     Delaware                      1-8491                     82-0126240
- ----------------------------------------------------------------------------
(State or other jurisdiction     (Commission               (IRS Employer
  of incorporation)               File Number)             Identification No.)




6500 Mineral Drive, Coeur d'Alene, Idaho          83814-8788
- ----------------------------------------------------------------------------
   (Address of principal executive offices)       (Zip Code)



Registrant's telephone number, including area code 208-769-4100

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

                 On March 11, 1994, Hecla Mining Company ("Hecla" or the "Company") completed its acquisition of Equinox Resources Ltd., an exploration, development and mining company headquartered in Vancouver, British Columbia ("Equinox"), whose assets consist primarily of various mining exploration development and production properties located in the United States. The transaction was treated as a pooling of interests for financial reporting and accounting purposes. Hecla issued approximately 5.9 million shares of Hecla common stock for all of Equinox's outstanding common stock representing an exchange ratio of 0.3 shares of Hecla common stock for each share of Equinox common stock. In addition, approximately 400,000 shares of Hecla common stock are issuable upon exercise of outstanding Equinox warrants and outstanding Equinox stock options. Following the acquisition, Equinox will be liquidated so that all of its direct subsidiaries become direct subsidiaries of Hecla. In connection with the acquisition, Hecla also issued production notes related to production at the American Girl mine and Oro Cruz project of Equinox, with an aggregate redemption price of Canadian $2,075,655.

                 Prior to the negotiations and resulting acquisition of Equinox by Hecla, there have been no material relationships between or among the two companies and their subsidiaries, directors or officers, or associates of any such directors or officer. In addition, the exchange ratio of Hecla common stock for Equinox common stock was negotiated at arms length by Hecla and Equinox.

                 Attached as Exhibit 1 to this Current Report on Form 8-K, and incorporated herein by this reference, is a copy of Hecla's press release, dated March 11, 1994, announcing the completion of the Equinox acquisition.
Exhibit 2 to this Current Report on Form 8-K is the Acquisition Agreement, dated as of December 29, 1993, by and among Hecla, B.P.Y.A. 1193 Holdings Ltd., 1057451 Ontario Limited and Equinox (the "Acquisition Agreement"), pursuant to which the acquisition of Equinox was completed, and the foregoing description of the acquisition is qualified in its entirety by reference to the Acquisition Agreement, which is incorporated herein by this reference.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)      Financial Statements of Businesses Acquired.

                 Reference is made to Annex A to this Report on Form 8-K for the financial statements of Equinox (including the executed Auditor's Report of Deloitte & Touche).

(b)      Pro Forma Financial Information.

                 Reference is made to Annex B to this Report on Form 8-K for the pro forma financial information required to be filed in connection with the Company's acquisition of Equinox.

(c)      Exhibits.

         1.      Press Release of Hecla Mining Company, dated March 11, 1994.

         2. Acquisition Agreement, dated as of December 29, 1993 by and among Hecla, B.P.Y.A. 1193 Holdings Ltd., 105741 Ontario Limited and Equinox (incorporated by reference to Exhibit 2 to the Schedule 13D, dated January 7, 1994, filed by Hecla with respect to Equinox).

                                   SIGNATURE


                 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.




Dated:  March 14, 1994

                                            HECLA MINING COMPANY



                                           By:  /s/ Michael B. White
                                              -----------------------------
                                              Michael B. White
                                              Vice President - General Counsel
                                                    & Secretary

                                                                         Annex A





                             EQUINOX RESOURCES LTD.

             AUDITORS' REPORT AND CONSOLIDATED FINANCIAL STATEMENTS

                         [Deloitte & Touche letterhead]

                                AUDITORS' REPORT





To the Directors of
Equinox Resources Ltd.


We have audited the consolidated balance sheets of Equinox Resources Ltd. as at December 31, 1993 and 1992 and the consolidated statements of loss and deficit and changes in financial position for the year ended December 31, 1993, the two months ended December 31, 1992 and the years ended October 31, 1992 and October 31, 1991. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted out audits in accordance with generally accepted auditing standards in Canada. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 1993 and 1992 and the results of its operations and the changes in its financial position for the year ended December 31, 1993, the two months ended December 31, 1992 and the years ended October 31, 1992 and October 31, 1991 in accordance with generally accepted accounting principles in Canada applied on a consistent basis.


/s/ Deloitte & Touche

Chartered Accountants


Vancouver, Canada
February 28, 1994

                             EQUINOX RESOURCES LTD.
                          CONSOLIDATED BALANCE SHEETS
                             (IN CANADIAN DOLLARS)

                                                        DECEMBER 31,               DECEMBER 31,
                                                            1993                       1992
                                                    ------------------------------------------
                                                                (restated:  Note 4)
ASSETS
Current
    Cash and term deposits                          $   2,833,197                $     863,080
    Marketable securities (Note 6)                        127,170                       73,757
    Accounts receivable                                 2,478,565                    1,428,667
    Inventory (Note 7)                                  2,600,854                    2,061,437
    Prepaid expenses                                      114,118                      123,894
                                                    ------------------------------------------
                                                        8,153,904                    4,550,835
Investments (Note 8)                                      181,948                    1,100,267
Fixed (Note 9)                                             45,210                       27,369
Resource properties (Note 10)                          13,449,042                   11,724,446
                                                    ------------------------------------------
                                                    $  21,830,104                $  17,402,917
                                                    ==========================================

LIABILITIES
Current
    Accounts payable                                $   2,688,562                $   3,238,266
    Accrued reclamation costs                             537,900                      200,000
    Production participating preferred
      shares (Note 12)                                         --                      347,000
                                                    ------------------------------------------
                                                        3,226,462                    3,785,266
Accrued reclamation costs                               6,729,217                           --
Production participating
    preferred shares (Note 12)                          1,622,650                    1,064,000
                                                    ------------------------------------------
                                                       11,578,329                    4,849,266
                                                    ------------------------------------------

SHAREHOLDERS' EQUITY
Capital stock (Notes 5,12,13 and 25)
    Authorized
     50,000,000 Common shares without par value
      5,000,000 Class A preferred shares with
       par value of $1.50 per share
     5,000,000 Class B preferred shares
        without par value
    Issued
     8,920,091 Common shares (1992- 15,577,750)        35,260,539                   26,319,092
Deficit                                               (25,008,764)                 (13,765,441)
                                                    ------------------------------------------
                                                       10,251,775                   12,553,651
                                                    ------------------------------------------
                                                    $  21,830,104                $  17,402,917
                                                    ==========================================

Commitments (Note 19)
Contingencies (Note 20)

Approved by the Board:

/s/ Ross J. Beaty
- -----------------------
Ross J. Beaty, Director

/s/ Pierre F. Masse
- -----------------------
Pierre F. Masse, Director

                     See accompanying notes to consolidated financial statements

                             EQUINOX RESOURCES LTD.
                  CONSOLIDATED STATEMENTS OF LOSS AND DEFICIT
                             (IN CANADIAN DOLLARS)


                                                                                         YEARS ENDED
                                               YEAR ENDED   TWO MONTHS ENDED   -------------------------------
                                              DECEMBER 31      DECEMBER 31      OCTOBER 31          OCTOBER 31
                                                  1993            1992             1992                1991
                                             -----------------------------------------------------------------
                                                           (restated:  Note 4)
Revenue
    Production revenue                       $  14,092,749      $ 2,397,734     $ 1,142,747       $        --
    Other (Note 22)                                268,766           58,755         461,023         1,147,824
                                             ----------------------------------------------------------------
                                                14,361,515        2,456,489       1,603,770         1,147,824
                                             ----------------------------------------------------------------
Expenses
    Operating                                   11,576,367        2,590,924       1,795,228                --
    Reclamation                                  5,117,110               --              --                --
    Depreciation, depletion and amortization     2,236,586          403,622         369,619            51,209
    Interest                                       258,654            9,292           6,763                47
    Filing and transfer fees                        80,138           13,181          35,374            28,237
    General exploration                            225,713           30,548         154,921            42,716
    Legal, accounting and professional             207,045               --          57,009            93,199
    General and administration                   1,159,363          179,209         657,359           945,994
    Foreign exchange (gain) loss                  (187,909)          (7,888)         32,056            (6,590)
    Research                                       193,612           32,104          48,717                --
                                             ----------------------------------------------------------------
                                                20,866,679        3,250,992       3,157,046         1,154,812
                                             ----------------------------------------------------------------

Loss before undernoted items                    (6,505,164)        (794,503)     (1,553,276)           (6,988)

Write-off of resource properties, net           (3,756,965)              --      (4,618,266)         (652,178)
Equity loss in investment                         (981,194)          (8,718)       (108,980)          (37,742)
Write-down of marketable securities                     --           (8,580)             --                --
Minority interest                                       --               --          22,172                --
                                             ----------------------------------------------------------------
Net loss for the period                        (11,243,323)        (811,801)     (6,258,350)         (696,908)
Deficit, at beginning of period, as restated
    (Note 4)                                   (13,765,441)     (12,953,640)     (6,695,290)       (5,998,382)
                                             ----------------------------------------------------------------
Deficit, at end of period                     $(25,008,764)    $(13,765,441)   $(12,953,640)      $(6,695,290)
                                             ================================================================
Loss per share                                      ($0.66)          ($0.06)         ($0.48)           ($0.06)
                                             ================================================================
Weighted average number of shares
    outstanding                                 16,982,115       14,165,506      12,986,691        11,603,057
                                             ================================================================


          See accompanying notes to consolidated financial statements

                                  EQUINOX RESOURCES LTD.
                 CONSOLIDATED STATEMENTS OF CHANGES IN FINANCIAL POSITION
                                  (IN CANADIAN DOLLARS)



                                                                                         YEARS ENDED
                                               YEAR ENDED   TWO MONTHS ENDED    ----------------------------
                                              DECEMBER 31      DECEMBER 31      OCTOBER 31        OCTOBER 31
                                                 1993             1992             1992              1991
                                              --------------------------------------------------------------
                                                                            (restated:  Note 4)
Operating activities
    Net loss for the period                   $(11,243,323)     $  (811,801)    $(6,258,350)      $  (696,908)
    Items not involving cash
      Depreciation, depletion
       and amortization                          2,236,586          403,622         369,619            51,209
      Equity loss in investment                    981,194            8,718         108,980            37,742
      Write-off of resource properties, net      3,756,965               --       4,618,266           652,178
      Interest provision                           211,650               --              --                --
      Write-down of marketable securities               --            8,580           7,310                --
      Minority interest                                 --               --         (22,172)               --
      Loss (gain) on sale of assets                 49,310           (4,621)        (66,828)               --
                                              ---------------------------------------------------------------
                                                 4,007,618         (395,502)     (1,243,175)           44,221
Change in non-cash operating working capital
    (Note 16)                                   (2,329,243)         415,306         104,182          (569,085)
                                              ----------------------------------------------------------------
                                                (6,336,861)          19,804      (1,138,993)         (524,864)
                                              ----------------------------------------------------------------
Financing activities
    Capital stock issued                         8,941,447        4,270,467       1,265,944         7,340,549
    Production participating preferred shares           --        1,411,000              --                --
    Proceeds (repayment) of long-term debt              --               --      (3,144,125)        5,284,070
    Minority interest                                   --               --         (22,172)           22,172
                                              ---------------------------------------------------------------
                                                 8,941,447        5,681,467      (1,900,353)       12,646,791
                                              ---------------------------------------------------------------
Investing activities
    Purchase of fixed assets                       (26,901)              --         (10,060)          (43,368)
    Resource property expenditures, net         (5,868,684)        (131,126)       (443,271)       (7,454,490)
    Proceeds on sale of assets                          --           14,621         108,255             1,248
    Proceeds from sale of resource property        304,863               --         111,900                --
    Acquisition of net assets of Eastmaque,
       net of cash                                      --       (5,478,235)             --                --
    Purchase of investments and marketable
       securities                                  (62,875)        (123,530)       (675,437)         (416,182)
    Reclamation increase                         5,072,541               --              --                --
                                              ---------------------------------------------------------------
                                                  (581,056)      (5,718,270)       (908,613)       (7,912,792)
                                              ----------------------------------------------------------------

Increase (decrease) in cash and cash
    equivalents during the period                2,023,530          (16,999)     (3,947,959)        4,209,135
Cash and cash equivalents at beginning of
    period                                         936,837          953,836       4,901,795           692,660
                                              ---------------------------------------------------------------
Cash and cash equivalents at end of period    $  2,960,367      $   936,837     $   953,836     $   4,901,795
                                              ===============================================================

Cash and cash equivalents include the
  following:
    Cash and term deposits                      $2,833,197         $863,080     $   942,996     $   4,862,995
    Marketable securities                          127,170           73,757          10,840            38,800
                                              ---------------------------------------------------------------
                                              $  2,960,367      $   936,837     $   953,836     $   4,901,795
                                              ===============================================================

          See accompanying notes to consolidated financial statements

                             EQUINOX RESOURCES LTD.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                               ------------------


1.       Nature of operations

         The Company, directly and through joint ventures, is in the process of exploring its resource properties and, except for the American Girl Mine (Note 10.b.), the Van Stone Mine (Note 10.c.), and the Oro Cruz property (Note 10.d.), has not determined whether these properties contain economically recoverable ore reserves.

         The recoverability of amounts shown for resource properties and related deferred costs is dependent upon the discovery of economically recoverable reserves, confirmation of the Company's interest in the underlying mineral claims, the ability of the Company to obtain necessary financing to complete the development, and future profitable production from the properties or proceeds from disposition.

2.       Basis of presentation

         The Company received articles of amalgamation on December 8, 1992 whereby a new entity, Equinox Resources Ltd. ("New Equinox") was formed by the amalgamation of Eastmaque Gold Mines Ltd. ("Eastmaque") and Equinox Resources Ltd. ("Equinox") (Note 5). Significant accounting policies of the amalgamated company are consistent with those used by the predecessor companies.

3.       Summary of significant accounting policies

         These consolidated financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") in Canada, which do not differ materially from GAAP in the United States, except as disclosed in Note 17.

         a)      Principles of consolidation

                 These consolidated financial statements include the accounts of the Company, its wholly-owned subsidiaries and its 60%-owned subsidiary, Equinox Resources (Wash.) Inc. ("Equinox Washington"). The American Girl mine joint venture and the Oro Cruz joint venture are accounted for on the proportionate consoli-

EQUINOX RESOURCES LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(IN CANADIAN DOLLARS)

                 dation basis. The Buckhorn mine joint venture is accounted for on the cost basis. All inter-company transactions have been eliminated.

         b)      Inventory

                 Inventory of gold bullion, silver bullion and mineral concentrates are valued at the lower of cost and net realizable value. Supplies are valued at the lower of average production cost and replacement cost. Costs associated with ore being leached are inventoried and amortized based on the estimated gold to be recovered.

         c)      Fixed assets

                 Office and field equipment are recorded at cost and the Company provides for depreciation on a straight-line basis using a 20% annual rate.

         d)      Resource properties

                 Acquisition costs of resource properties together with direct exploration and development expenditures thereon are deferred in the accounts. When production is attained, these costs are amortized using the unit of production method based upon estimated proven recoverable reserves. When deferred expenditures on individual producing properties exceed estimated net realizable value, the properties are written-down to the estimated value. Costs relating to properties abandoned are written-off when the decision to abandon is made.

         e)      Foreign exchange translation

                 Balances denominated in foreign currencies are translated into Canadian dollars using the temporal method. Amounts stated in U.S. dollars are translated into Canadian dollars as follows - monetary assets and liabilities are translated at exchange rates prevailing at the balance sheet date; non-monetary items, income and expenses are translated at the prevailing exchange rates on the date of the transaction. The net gain or loss of the foreign currency translation is included in the operations in the respective periods.

EQUINOX RESOURCES LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(IN CANADIAN DOLLARS)



         f)      Reclamation costs

                 Current expenditures relating to ongoing environmental and reclamation programs are charged against earnings as incurred. Estimated future reclamation costs, where reasonably determinable, are charged against earnings over the estimated life of the mine.

         g)      Revenue recognition

                 Sales of precious metals and concentrate are recorded at the estimated net realizable value when delivered. Revenue from consulting is recorded when the services are rendered.

         h)      Loss per share

                 The calculations of loss per share are based upon the weighted average number of common shares of the Company outstanding each period.

4.       Accounting policy change

         During the year ended December 31, 1993, the Company changed its method of recording inventory of gold bullion, from recording it at net realizable value, to recording it at the lower of average production cost and net realizable value.

         This change, which has been applied retroactively with restatement of prior periods, increased the net loss for the year ended December 31, 1993 by $540,000, the two month period ended December 31, 1992 by $19,000, and the years ended October 31, 1992, and 1991 by $nil. As at December 31, 1993, resource properties were increased by $148,000, inventory decreased by $540,000 (December 31, 1992 - $19,000) and deficit decreased by $373,000 (December 31, 1992 - $19,000).

5.       Business combination

         On December 8, 1992 Equinox amalgamated with Eastmaque under the provisions of the Company Act of British Columbia to form a new company, New Equinox. Both companies were involved in the exploration and development of resource properties. This business combination has been accounted for by the purchase method with New Equinox acquiring Eastmaque and the results of operations of Eastmaque being included from the date of amalgamation, December 8, 1992. The combination was effected through

EQUINOX RESOURCES LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(IN CANADIAN DOLLARS)


         the issue of 229,394 common shares of Equinox during the year ended October 31, 1992 and 2,265,378 common shares of New Equinox on December 8, 1992 at a total deemed value of $4,544,402, the issue of 1,383,770 Class A preferred shares of New Equinox, the issue of 1,383,770 warrants (Note 13(d)), and costs of $137,439. The fair value of the net assets of Eastmaque at the date of amalgamation was as follows (restated: Note 4):

                               Cash                                          $    14,665
                               Accounts receivable                               227,987
                               Inventory                                       2,208,734
                               Prepaid expenses                                  118,834
                               Note receivable                                    71,497
                               Resource properties                             5,202,751
                                                                               ---------

                                                                               7,844,468
                               Accounts payable                               (1,751,527)
                                                                               ---------

                               Total consideration                           $ 6,092,941
                                                                               =========

6.       Marketable securities

         Marketable securities are recorded at the lower of cost and net realizable value. As at December 31, 1993, the quoted market value was $304,885 (1992 - $73,757).

7.       Inventory

                                               December 31                    December 31
                                                  1993                            1992
                                               -----------                    -----------
                                                                          (restated: Note 4)

         Gold bullion                             $ 1,481,784                    $   493,226
         Silver bullion                                14,681                         59,547
         Supplies                                     758,436                        762,198
         Ore                                          345,953                        701,977
         Zinc concentrate                                  --                         44,489
                                                    ---------                      ---------
                                                  $ 2,600,854                    $ 2,061,437
                                                    =========                      =========

EQUINOX RESOURCES LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(IN CANADIAN DOLLARS)




8.       Investments

         Investments, which are accounted for by the equity method, are as follows:


                                                      December 31, 1993                           December 31, 1992
                                                      -----------------                           -----------------
                                                %                     Carrying                %                     Carrying
                                             Ownership                 Value               Ownership                 Value
                                             ---------                 -----               ---------                 -----
 Pan American Minerals
    Corp.                                  39.40                       $      1          38.41                     $  914,749
 Bitterroot Resources
    Ltd.                                   32.48                         40,039          40.38                         78,534
                                                                        -------                                     ---------
                                                                         40,040                                       993,283
 Advances                                                               141,908                                       106,984
                                                                        -------                                     ---------
                                                                       $181,948                                    $1,100,267
                                                                        =======                                     =========

         The Company has granted a third party an option expiring December 15, 1994 to acquire 30.33% of its investment in Bitterroot Resources Ltd. for $119,498.

         The quoted market value of the Company's investments are:

                                                                December 31               December 31
                                                                   1993                      1992
                                                                -----------               -----------
         Pan American Minerals Corp.                             $    478,550               $  170,100
         Bitterroot Resources Ltd.                                    854,693                  274,498
                                                                    ---------                  -------
                                                                 $  1,333,243               $  444,598
                                                                    =========                  =======

9.       Fixed


                                                                                       Net book value
                                                                                 ------------------------------------
                                                        Accumulated              December 31              December 31
                                      Cost              depreciation                 1993                     1992
                                      ----              ------------             -----------              -----------
 Office and field
    equipment                        $249,563              $204,353                $45,210                  $27,369
                                      =======               =======                 ======                   ======

EQUINOX RESOURCES LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(IN CANADIAN DOLLARS)


10.      Resource properties

         Resource properties consist of:

                                                                December 31                December 31
                                                                    1993                       1992
                                                                 ----------                 -----------
         American Girl mine                                      $  8,957,061               $  4,229,314
         Van Stone mine                                             9,660,994                  9,879,786
         Oro Cruz                                                   1,384,768                  1,040,356
                                                                   ----------                  ---------

                                                                   20,002,823                 15,149,456
         Accumulated depreciation,
            depletion and write-downs                              13,354,469                  7,333,637
                                                                   ----------                 ----------

                                                                    6,648,354                  7,815,819
         Exploration properties                                     6,800,688                  3,908,627
                                                                   ----------                 ----------

                                                                 $ 13,449,042               $ 11,724,446
                                                                   ==========                 ==========

         a)      Exploration properties consist of:

                                                          December 31                    December 31
                                                             1993                          1992
                                                           -----------                   -----------
                 Rosebud                                   $ 5,566,159                   $ 1,094,067
                 Zenda                                         662,000                     1,500,000
                 J&L                                            33,001                     1,156,846
                 Other                                         539,528                       157,714
                                                             ---------                     ---------
                                                           $ 6,800,688                   $ 3,908,627
                                                             =========                     =========

                  i)      Rosebud

                          The Company had a 49% interest in certain unpatented lode mining claims located near Pershing County, Nevada.

                          During the year ended December 31, 1993, the Company increased its interest to 100% by acquiring the remaining 51% interest in the Rosebud property from LAC Minerals (U.S.A.) Inc. ("LAC"), and all of LAC's interest ranging from 52% to 100%, in surrounding properties for US$5.5 million. Further, the Company sold a 2.5% net smelter royalty for US$3.0 million, and granted an option to sell an additional 1.5% net smelter return royalty for US$2.5 million.

                 ii)      Zenda

                          The Company has a 100% interest in certain mineral claims known as Zenda property, located

EQUINOX RESOURCES LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(IN CANADIAN DOLLARS)


                          near Bakersfield, California. During the year ended December 31, 1993, the Company wrote-down the costs to an estimated realizable value of $662,000.

                iii)      J&L property

                          The Company and Pan American Minerals Corp. ("Pan American") each had a 50% leasehold interest in the J&L property situated in the Revelstoke Mining District of British Columbia. The Company also has a 39.40% equity interest in Pan American (Note 8). During the year ended December 31, 1993, the Company and Pan American did not make the annual rental payment due under the lease agreement and they are attempting to re-negotiate a new agreement. Accordingly the costs have been written down to a nominal value of $1.

                          During the year ended December 31, 1993, the Company and Pan American each purchased a 50% interest in certain of the claims comprising the J&L Property. To acquire its interest the Company paid $10,000 and issued 7,931 shares at a deemed value of $23,000.

                 iv)      Other exploration properties

                          The Company has various interests ranging from 12% to 100% in certain properties in Canada, the United States and Bolivia.

         b)      American Girl mine

                 The Company has a 50% joint venture interest, subsequently decreased to a 47% interest in exchange for an increase to a 47% interest in the Oro Cruz joint venture, in the American Girl mine located in Imperial County, California. The mine is producing gold and is operated by the joint venture partner, MK Gold Company. Proportionate consolidation has been used to account for the Company's share of the joint venture (Note
                 11). Operations have been included since acquisition, December 8, 1992 (Note 5).

EQUINOX RESOURCES LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(IN CANADIAN DOLLARS)



         c)      Van Stone mine

                 The Van Stone mine is a lead-zinc property located in Stevens County, Washington and owned by Equinox Washington, which is owned 60% by the Company.

                 The initial production, started in April 1991, was suspended in October 1991 due to depressed metal prices. Production resumed in August 1992, and was again suspended in January 1993 following the continuation of unfavorable metal prices. The operations will remain on a care and maintenance program at a cost of approximately US$15,000 per month until zinc prices reach a more favorable level.

                 As a result of recent metal prices, the Company in 1993 wrote-down its investment by $1,811,643 and in October 1992 wrote-down its investment in the Van Stone mine by $6,605,651 and also wrote-off $4,091,461 of long-term debt repayable only from the production proceeds of the Van Stone mine for a net write-down of $2,514,190.

         d)      Oro Cruz property

                 The Company has a 44% joint venture interest in certain mineral claims known as the Oro Cruz property located near the American Girl mine operations in California. Proportionate consolidation has been used to account for the Company share of the joint venture (Note 11). Operations have been included since acquisition, December 8, 1992 (Note 5).

11.      Joint Ventures

         The Company conducts some of its mining operations through corporate joint ventures. The following is a combined summary of the Company's proportionate share of the financial statements of these joint ventures which have been included in the Company's financial statements.

EQUINOX RESOURCES LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(IN CANADIAN DOLLARS)



                                                          December 31                     December 31
                                                              1993                           1992
                                                          -----------                     -----------
         Current assets                                   $  1,421,999                    $  1,429,411
         Current liabilities                                (1,881,445)                       (683,267)
         Reclamation payable                                (3,996,184)                             --
         Resource properties                                10,341,829                       5,250,342
         Less accumulated
            depletion                                       (4,333,029)                       (123,841)
                                                             ---------                       ---------

         Equity                                           $  1,553,170                    $  5,872,645
                                                             =========                       =========


                                       Year                Two Months                         Years ended
                                      ended                  ended                   -------------------------------------
                                    December 31            December 31               October 31                 October 31
                                       1993                    1992                     1992                       1991
                                    -----------            -----------               ----------                 ----------
 Production
    revenue                         $ 13,936,660            $ 675,556                $      --                 $      --
 Other revenue                            22,987                5,414                       --                        --
                                     -----------              -------                  -------                   -------
                                      13,959,647              680,970                       --                        --

 Operating
    expenses                          10,476,454              760,811                       --                        --
 Reclamation                           2,339,508                   --                       --                        --

 Depreciation
    and depletion                      2,227,526              123,841                       --                        --
                                       ---------              -------                  -------                   -------

 Loss for the
    period                           $(1,083,841)           $(203,682)               $      --                 $      --
                                       =========              =======                  =======                   =======

12.      Production participating preferred shares

         The Class A preferred shares (Note 13(a)) issued and outstanding are as follows:

                                                              Number of shares                   Amount
                                                              ----------------                   ------
         Issued on acquisition of
            Eastmaque                                               1,383,770                    $  1,411,000
                                                                    ---------                       ---------
         Balance at December 31,
            1992                                                    1,383,770                       1,411,000
                                                                    ---------
         Amortization of discount                                                                     211,650
                                                                                                    ---------
         Balance at December 31,
            1993                                                    1,383,770                    $  1,622,650
                                                                    =========                       =========


         The shares carry no coupon and are redeemable at any time by the Company at par value. The preference shares are redeemable annually from 25% of the American Girl and the Oro Cruz properties' net cash flow. The total redemption

EQUINOX RESOURCES LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(IN CANADIAN DOLLARS)


         price of $2,075,655 has been discounted by 15% to determine the value attributable to these Class A preferred shares on the acquisition of Eastmaque. During the period ended December 31, 1993, amortization of discount of $211,650 is included with interest expense.

         After April 30, 1997 the Class A preferred shareholders have the right to require the liquidation of the American Girl and Oro Cruz properties for the redemption of any remaining outstanding preferred shares.

13.      Capital stock

         a)      Authorized

                 On December 8, 1992 the Company completed an amalgamation to form a new company, Equinox Resources Ltd. (Note 5). In connection with the amalgamation the authorized share capital stock was changed from 20,000,000 common shares without par value and 10,000,000 preferred shares without par value to 50,000,000 common shares without par value, 5,000,000 Class A preferred shares with a par value of $1.50 per share, and 5,000,000 Class B preferred shares without par value.

         b)      Common shares

                 During the year ended December 31, 1993, the two months ended December 31, 1992 and the year ended October 31, 1992, changes in issued common shares were as follows:

EQUINOX RESOURCES LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(IN CANADIAN DOLLARS)



                                                                     Number of Shares                  Amount
                                                                     ----------------                  ------
         Issued as at October 31, 1991                                  12,512,160                 $ 20,782,681
         Shares issued for cash on
            exercise of stock options                                       87,000                      126,150
         Shares issued on debenture
            conversion                                                     225,000                      445,356
         Shares issued for cash on
            exercise of warrants                                           200,000                      350,000
         Shares issued for acquisition
            of investment                                                  229,394                      376,206
         Share issue costs                                                      --                      (31,768)
                                                                        ----------                    ---------

         Issued as at October 31, 1992                                  13,253,554                   22,048,625
         Shares issued for cash on
            exercise of stock options                                       36,000                       52,200
         Shares issued for property
            acquisition                                                     22,818                       49,971
         Shares issued on amalgamation
            (Note 5)                                                     2,265,378                    4,168,296
                                                                        ----------                  -----------

         Issued as at December 31, 1992                                 15,577,750                   26,319,092
         Shares issued for cash on
            exercise of stock options                                      294,000                      459,300
         Shares issued for property
            acquisition                                                     48,341                      124,384
         Shares issued for cash for a
            private placement (net of
            issue costs of $642,237)                                     3,000,000                    8,357,763
                                                                        ----------                   ----------
         Issued as at December 31, 1993                                 18,920,091                 $ 35,260,539
                                                                        ==========                   ==========

         c) As at December 31, 1993, outstanding stock options were as follows:

           Number of                        Exercise
            shares                            price                      Expiry date
            -------                           ------                     -----------

              3,000                         $7.50                     January 25, 1995
             55,000                         $1.45                     September 12, 1995
            354,000                         $1.45                     February 19, 1996
            344,000                         $1.45                     April 30, 1997
             60,000                         $2.50                     June 7, 1997
             25,000                         $2.30                     June 7, 1997

         d) As at December 31, 1993 and December 31, 1992, warrants, expiring August 31, 1996, to purchase 1,383,770 common shares at $3.40 per share were outstanding. If the Company's shares trade at a price of $5.00 per share for 20 consecutive trading days,

EQUINOX RESOURCES LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(IN CANADIAN DOLLARS)


                 the warrant holders must exercise the warrant or lose the right to exercise.

14.      Related party transactions

         During the respective periods, the Company charged management fees to affiliated companies as follows:


                                                 Year                  Two Months                      Years ended
                                                 ended                    ended               ------------------------------
                                              December 31              December 31            October 31         October 31
                                                 1993                      1992                  1992                1991
                                              -----------              -----------            ----------          ----------
                                               $64,500                    $8,000              $207,700              $48,000
                                                ======                     =====               =======               ======

15.      Income taxes

         Loss carry-forwards for U.S. income tax purposes of approximately US$6,950,000 commence to expire in the year 2005 through 2008 unless utilized (2005-US$50,000; 2006-US$2,900,000; 2007-US$1,300,000;
         2008-US$2,700,000). No benefit in respect of the losses being carried forward has been recorded in the accounts.

16.      Changes in non-cash operating working capital

         The net changes in non-cash working capital are as follows:


                                                 Year                  Two Months                    Years ended
                                                ended                    ended                --------------------------
                                              December 31              December 31            October 31       October 31
                                                 1993                     1992                   1992             1991
                                              -----------              -----------            ----------       ----------
              Accounts
                 receivable                  $ (1,049,898)              $ (327,507)           $  206,738       $ (891,832)
              Inventory                          (539,417)                 283,418              (136,120)              --
              Prepaid
                 expenses                           9,776                   11,327                (3,185)          (8,195)
              Accounts payable                   (749,704)                 448,068                36,749          330,942
                                                ---------                  -------               -------          --------
                                             $ (2,329,243)              $  415,306            $  104,182       $  (569,085)
                                               ==========                  =======               =======          ========

17. Differences between Canadian and United States Generally Accepted Accounting Principles

         a) The consolidated financial statements of the Company have been prepared according to Canadian Generally Accepted Accounting Principles (GAAP) which differ in some respects to U.S. GAAP. The material differences between Canadian and U.S. GAAP, and their effect on

EQUINOX RESOURCES LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(IN CANADIAN DOLLARS)


                 the Company's financial statements are summarized below:

                 Consolidated Statement of Loss

                                                  Year                  Two Months                 Years ended
                                                 ended                    ended           ----------------------------
                                              December 31              December 31        October 31        October 31
                                                 1993                     1992                1992             1991
                                              -----------              -----------        ----------        -----------
         Net loss
            Canadian GAAP                  $ (11,243,323)             $ (811,801)         $ (6,258,350)        $(696,908)
            Write-down of
                 Investment(i)                        --                (165,435)             (153,290)          (65,390)
            Compensation
                 expense(ii)                     (12,000)                     --               (50,000)               --
                                              ----------                 -------             ---------           -------
            U.S. GAAP                      $ (11,255,323)             $ (977,236)         $ (6,461,640)       $ (762,298)
                                              ==========                 =======             =========           =======

         Loss per common
                 share
            U.S. GAAP                             $(0.66)                 $(0.07)               $(0.50)           $(0.07)
                                                    ====                    ====                  ====              ====


                 Consolidated Balance Sheets

                                                           December 31                      December 31
                                                               1993                            1992
                                                           -----------                      -----------
   Investments
       Canadian GAAP                                        $  181,948                    $  1,100,267
       Write-down to market
          value(i)                                                  --                        (744,649)
                                                               -------                       ---------
       U.S. GAAP                                            $  181,948                         355,618
                                                               =======                       =========

   Deficit
       Canadian GAAP                                      $(25,008,764)                   $(13,765,441)
       Write-down to market
          value(i)                                                  --                        (744,649)
       Compensation expense(ii)                                (62,000)                        (50,000)
                                                            ----------                      ----------
       U.S. GAAP                                          $(25,070,764)                   $(14,560,090)
                                                            ==========                      ===========

                 i)       Investments

                          Under U.S. GAAP, the long term investments accounted for under the equity method would be recorded at the lower of cost and quoted market value. The combined balance sheets and statements of loss and deficit of the Company's long term investments are presented below:

EQUINOX RESOURCES LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(IN CANADIAN DOLLARS)



                 Condensed Combined Balance Sheets

                                                        December 31                   December 31
                                                            1993                         1992
                                                        -----------                   -----------
   Assets
       Current assets                                   $   9,727                     $   16,972
       Mineral properties                                 195,445                      3,239,511
       Other assets                                            --                          2,083
                                                          -------                      ---------
                                                        $ 205,172                     $3,258,566
                                                          =======                      =========

   Liabilities and
       Shareholders' Equity
       Current Liabilities                              $ 211,997                     $  132,056
       Shareholders' Equity                                (6,824)                     3,126,510
                                                          -------                      ---------
                                                        $ 205,173                     $3,258,566
                                                          =======                      =========

                 Condensed Combined Statements of Loss

                                                 Year                  Two Months                     Years ended
                                                 ended                    ended               --------------------------
                                              December 31              December 31            October 31      October 31
                                                 1993                      1992                  1992             1991
                                              -----------               ----------            ----------      ----------
              General and
                 administration
                 expenses                     $   153,527               $  20,673           $   80,798        $  106,105
              Write-down of
                 resource
                 properties                     3,239,714                      --              148,757                --
                                                ---------                  ------              -------         ---------
              Loss for the
                 period                       $(3,393,241)              $ (20,673)          $ (229,555)       $ (106,105)
                                                =========                  ======              =======         ==========


                 ii)      Compensatory stock option benefit

                          Under U.S. GAAP the excess of the market value over the exercise price at the date stock options are granted is recorded as compensation expense. The amount of compensation expense for the periods is as follows:


                                                 Year                  Two months                    Years ended
                                                 ended                    ended               -------------------------
                                              December 31              December 31            October 31      October 31

                                                 1993                      1992                  1992            1991
                                              -----------              -----------            ----------      ----------
                                               $12,000                   $   --                $ 50,000         $   --
                                               =======                   =======               ========         =======

EQUINOX RESOURCES LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(IN CANADIAN DOLLARS)



                 iii)     Segmented information

                          U.S. GAAP requires that if 10% or more of revenues is derived from a single customer, the revenue from each such customer should be disclosed. Under Canadian GAAP, disclosure is governed by a company's economic dependence on a customer. Customers comprising 10% or more of total revenues for the respective periods were as follows:


                                                 Year                  Two months                     Years ended
                                                 ended                    ended               ---------------------------
                                              December 31              December 31            October 31       October 31
                                                 1993                      1992                  1992             1991
                                                 --------                  -------            ----------       ----------
              Cominco Ltd.                   $        --              $  1,183,734           $ 1,142,747        $    --
              Standard
                 Chartered Bank                2,924,173                        --                    --             --
              Republic Mase
                 Bank Ltd.                    10,025,736                 1,232,756                    --             --
                                              ----------                 ---------             ---------          -------
                                             $12,949,909              $  2,416,490           $ 1,142,747        $    --
                                              ==========                 =========             =========          =======


                          In the long term, the Company is not economically dependent on any one customer for the sale of its products. In the short term, the Company is economically dependent on Cominco's smelter at Trail, British Columbia for the sale of its lead and zinc concentrate from the Van Stone mine.

                 iv)      Income taxes

                          The United States' Financial Accounting Standard Board has issued Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes", which became effective for fiscal years beginning January 1, 1993. The Company has determined the impact of the Statement on this reconciliation would be immaterial.

                 v) Under U.S. GAAP, the consolidated statement of changes in financial position is called the consolidated statement of cash flows and reflects only cash transactions affecting financing and investing activities, whereas Canadian GAAP requires non-cash activities to be included. Under U.S. GAAP, the following

EQUINOX RESOURCES LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(IN CANADIAN DOLLARS)


    transactions would be excluded from the consolidated statement of changes in financial position:


                                                 Year                  Two months                   Years ended
                                                 ended                    ended               --------------------------
                                              December 31              December 31            October 31      October 31
                                                 1993                      1992                  1992             1991
                                              -----------              -----------            ----------       ---------
   Increase (decrease)
       to cash
   Financing activities
       Capital stock
          issued                               $ 124,384               $ 4,168,296           $ 821,562         $  27,500
       Proceeds
          (repayment)
          of long-term
          debt                                        --                        --            (445,356)               --
       Production
          participating
          preferred shares                            --                 1,411,000                  --                --

   Investing activities
       Purchase of
          investment and
          marketable
          securities                                  --                        --            (376,206)               --
       Acquisition of net
          assets of Eastmaque,
          net of cash                                 --                (5,579,296)                 --                --
       Resource property
          expenditures                          (124,384)                       --                  --           (27,500)

                          In addition U.S. GAAP requires the disclosure of amounts paid for rent, interest and income taxes, the details of which are as follows:


                                                 Year                  Two months                     Years ended
                                                 ended                    ended               --------------------------
                                              December 31              December 31            October 31     October 31
                                                 1993                      1992                  1992           1991
                                              -----------              -----------            ----------     ----------
     a.  rent                                   $ 47,234               $ 11,695                $ 87,113       $  84,122
     b.  interest                               $ 38,348               $  2,680                $ 31,670       $ 103,095
     c.  income and
              capital taxes                     $364,737               $ 11,070                $     --       $      --

EQUINOX RESOURCES LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(IN CANADIAN DOLLARS)



18.      Segmented information

         The Company operates in one industry and two geographic locations. Details of net income and identifiable assets are as follows:


                                                 Year                  Two months                     Years ended
                                                 ended                    ended               --------------------------
                                              December 31              December 31            October 31      October 31
                                                 1993                      1992                  1992             1991
                                              -----------              -----------            ----------      ----------
              Revenue for the
                 period
                 Canada                       $  211,345                $   37,857         $    422,771       $ 1,119,727
                 United States                14,150,170                 2,418,632            1,180,999            28,097
                                              ----------                 ---------            ---------         ---------
                                             $14,361,515                $2,456,489         $ 1,603,770        $1,147,824
                                              ==========                 =========            =========         =========

              Net loss for the
                 period
                 Canada                     $ (4,368,993)               $ (108,429)        $   (861,961)       $ (496,095)
                 United States                (6,874,330)                 (703,372)          (5,396,389)         (200,813)
                                               ---------                   -------            ---------           -------
                                            $(11,243,323)               $ (811,801)        $ (6,258,350)       $ (696,908)
                                              ==========                   =======            =========           =======


                                                           December 31                    December 31
                                                               1993                          1992
                                                           -----------                    -----------
         Identifiable assets at the
            end of the period
            Canada                                         $   525,618                     $ 2,350,257
            United States                                   21,304,486                      15,052,660
                                                            ----------                      ----------
                                                           $21,830,104                     $17,402,917
                                                            ==========                      ==========

19.      Commitments

         The Company is committed under operating leases to future minimum lease payment as follows:

                 1994                             $  91,210
                 1995                                91,170
                 1996                                82,940
                 1997                                82,940
                                                    -------
                                                  $ 348,260
                                                    =======

20.      Contingencies

         During the year ended October 31, 1992, the Company wrote-off loans of $4,091,461 (US$3,550,000) as part of its write-down of the carrying value of Van Stone mine as the repayment is only due from production proceeds prior to December 31, 1999. Should operations recommence and achieve positive cash flow over $3,850,000, the Company

EQUINOX RESOURCES LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(IN CANADIAN DOLLARS)


         may be required to repay all of a portion of these loans, plus interest at 16% on US$181,000.

21.      Government assistance

         During the year ended October 31, 1992, the Company commenced a research project regarding a treatment process for contaminated mining waste. In connection with this project the Company has received or will receive $32,420 for the year ended December 31, 1993 (1992 - $151,827) which has been applied to reduce the research expenses.

22.      Other income


                                                 Year                  Two months                     Years ended
                                                 ended                    ended               --------------------------
                                              December 31              December 31            October 31      October 31
                                                 1993                      1992                  1992            1991
                                                 --------                  -------            ----------       ----------
              Consulting                      $ 102,454                  $     --             $ 124,385         $1,022,588
              Interest                          118,312                     4,979               128,938            125,236
              Management fees                    48,000                    33,861               207,700                 --
              Other                                  --                    19,915                    --                 --
                                                -------                    ------               -------          ---------
                                              $ 268,766                  $ 58,755             $ 461,023         $1,147,824
                                                =======                    ======               =======          =========

23.      Pro forma financial information

         Pro forma statements of loss have been presented to reflect the acquisition of Eastmaque (Note 5) and its effect on the historical statements of loss as if it had been acquired on November 1, 1991. Details of the pro forma statement of loss are as follows:

EQUINOX RESOURCES LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(IN CANADIAN DOLLARS)





                                                   TWO MONTHS ENDED                                   YEAR ENDED
                                                  DECEMBER 31, 1992                                OCTOBER 31, 1992
                                      ----------------------------------------         ------------------------------------------
                                      HISTORICAL                     PRO FORMA         HISTORICAL                       PRO FORMA
                                      STATEMENT       PRO FORMA      STATEMENT         STATEMENT       PRO FORMA        STATEMENT
                                      OF INCOME      ADJUSTMENTS     OF INCOME         OF INCOME      ADJUSTMENTS       OF INCOME
                                      ---------      -----------     ---------         ---------      -----------       ---------
Revenue
  Production                        $2,397,734 (1)     $639,140      $ 3,036,874     $ 1,142,747 (1)   $ 13,799,989    $ 14,942,736
  Other                                 58,755 (1)        1,466           40,142         461,023 (1)         32,533         324,056
                                               (2)      (20,079)              --              -- (2)       (169,500)             --
                                    ----------         --------      -----------     -----------       ------------    ------------
                                     2,456,489          620,527        3,077,016       1,603,770         13,663,022      15,266,792
                                    ----------         --------      -----------     -----------       ------------    ------------
Expenses
  Depreciation, depletion and
   amortization                        403,622 (1)      402,947          578,380         369,619 (1)      5,643,726       2,817,303
                                               (3)     (228,189)                                 (3)     (3,196,042)
  Filing and transfer fees              13,181 (1)          506           13,687          35,374                             35,374
  Foreign exchange loss (gain)          (7,888)                           (7,888)         32,056                             32,056
  General and administration           183,830 (1)       46,214          209,965         716,877 (1)        121,881         669,258
                                               (2)      (20,079)                                 (2)       (169,500)
  General exploration                   30,548                            30,548         154,921                            154,921
  Interest and financing charges         9,292 (1)        2,812           12,104           6,763 (1)        132,637         139,400
  Legal, accounting and
    professional                        --     (1)        4,316            4,316          57,009                             57,009
  Operating                          2,590,924 (1)      488,236        3,079,160       1,795,228 (1)      9,212,055      11,007,283
  Research                              32,104                            32,104          48,717                             48,717
                                   -----------         --------      -----------     -----------       ------------    ------------
                                     3,255,613          696,763        3,952,376       3,216,564         11,744,757      14,961,321
                                   -----------         --------      -----------     -----------       ------------    ------------

Loss before undernoted items          (799,124)         (76,236)        (875,360)     (1,612,794)         1,918,265         305,471
Equity loss in investment               (8,718)                           (8,718)       (108,980)                          (108,980)
Gain on sale of assets                   4,621 (1)        5,892           10,513          66,828 (1)         (9,416)         57,412
Write-off of resource properties,
  net                                                                                 (4,618,266)                        (4,618,266)
Write-down of marketable
  securities                            (8,580)                           (8,580)         (7,310)                            (7,310)
Minority interest                           --                                --          22,172                             22,172
                                    ----------         --------       ----------      ----------        -----------    ------------

Net loss before income taxes          (811,801)         (70,344)        (882,145)     (6,258,350)         1,908,849      (4,349,501)
Income taxes                                                                                     (1)         80,143
                                            --               --               --              -- (4)       (205,000)       (124,857)
                                    ----------         --------       ----------     -----------        -----------     -----------

Net loss for the period             $ (811,801)        $(70,344)      $ (882,145)    $(6,258,350)       $ 1,783,992     $(4,474,358)
                                     ==========         =======        =========      ==========         ==========      ==========
Loss per share                                                            $(0.06)                                            $(0.30)
                                                                          ======                                             ======

EQUINOX RESOURCES LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(IN CANADIAN DOLLARS)



The explanations of the pro forma adjustments are as follows:

         (1) Adjusting for the operations of Eastmaque Gold Mines Ltd. for the period to the date of acquisition. Only the American Girl and the Oro Cruz properties have been included in the pro forma. The other operations which have been abandoned or terminated prior to the amalgamation date include the Kirkland Lake Gold operations and related reclamation activities; all general and administration costs related to the Vancouver office, the exploration activities and property write-downs related to the Nevada Joint Venture.

         (2)     Elimination of inter-company transactions.

         (3) Reduction of amortization costs for the period due to the lower valuation of the resource properties following the amalgamation.

         (4)     Income tax effect of higher income before income taxes.

24.      Comparative figures

         Certain of the comparative figures have been reclassified to conform with the current period's presentation.

25.      Subsequent events

         a) Subsequent to December 31, 1993, the Company issued 361,687 common shares for cash of $545,696 pursuant to the exercise of stock options.

         b) On February 25, 1994, the shareholders of the Company approved the amalgamation with Hecla Mining Company ("Hecla"). Upon completion of the transaction, the Company's common shareholders will receive 0.3 Hecla common shares, holders of the Company's Series "A" Production Participating Preferred Shares will receive Hecla Production Notes with no material change in the terms and conditions attached to such shares, and the Company's options and warrants outstanding will become exercisable for Hecla common shares based on the Equinox common share conversion ratio.

                                                                         ANNEX B



               CONDENSED PRO FORMA COMBINED FINANCIAL INFORMATION

                               FOR ACQUISITION OF

                             EQUINOX RESOURCES LTD.

                                       BY

                              HECLA MINING COMPANY

              CONDENSED PRO FORMA COMBINED FINANCIAL INFORMATION


                 The following condensed pro forma combined balance sheet and condensed pro forma combined statements of operations (collectively, the "Pro Forma Financial Statements") were prepared by Hecla to illustrate the estimated effects of the business combination to be accounted for as a pooling of interests under U.S. generally accepted accounting principles ("GAAP"). Accordingly, the financial information of Hecla and Equinox has been combined for all periods presented. All amounts in the Pro Forma Financial Statements are stated in U.S. dollars unless otherwise stated. The Pro Forma Financial Statements give retrospective effect to material differences between Hecla's and Equinox's accounting policies which are expected to have a material impact on the combined financial statements. The Pro Forma Financial Statements do not purport to represent what the combined financial position or results of operations actually would have been if the combination had occurred at the beginning of the periods or to project the combined financial position or results of operations for any future date or period.

                 The Pro Forma Financial Statements should be read in conjunction with the historical consolidated financial statements, including the notes thereto, of Hecla (prepared in accordance with U.S. GAAP) which are included in Hecla's Form 10-K for the fiscal year ended December 31, 1993 and of Equinox (prepared in accordance with Canadian GAAP), which are included elsewhere in this document. Equinox's historical financial statements have been restated into U.S. dollars and then adjusted to conform with U.S. GAAP and Hecla's accounting policies, format and classification.

                 The Pro Forma Financial Statements are presented utilizing the pooling-of-interests method of accounting whereby the recorded assets, liabilities, shareholders' equity and results of operations of Hecla and Equinox become the combined assets, liabilities, shareholders' equity and results of operations. The Pro Forma Financial Statements also include pro forma adjustments which are based upon available information and certain assumptions that management of Hecla believes are reasonable in the circumstances.

                   CONDENSED PRO FORMA COMBINED BALANCE SHEET

                               DECEMBER 31, 1993
     (IN THOUSANDS OF U.S. DOLLARS, EXCEPT AS NOTED FOR EQUINOX HISTORICAL)

                                                                  EQUINOX
                                     -----------------------------------------------------------------
                                                                            U.S. GAAP
                                                          ADJUSTMENT TO        AND
                                         HISTORICAL        RESTATE INTO    CONFORMING      HISTORICAL       HECLA       PRO FORMA
                                     (CANADIAN DOLLARS)    U.S. DOLLARS    ADJUSTMENTS     AS ADJUSTED    HISTORICAL    COMBINED
                                     ------------------   --------------   -----------     -----------    ----------    ---------
Current assets:
  Cash and cash
    equivalents.....................      $  2,833           $   (693)       $               $ 2,140       $ 37,891     $ 40,031
  Investments.......................           127                (31)                            96         27,540       27,636
  Accounts and notes
    receivable......................         2,479               (607)           110(5)        1,982         16,859       18,841
  Inventories.......................         2,601               (637)            34(5)        1,998         13,022       15,020
  Other current assets..............           114                (28)             2(5)           88          1,915        2,003
                                          --------            -------      -----------     -----------    ----------    ---------
    Total current assets............         8,154             (1,996)           146           6,304         97,227      103,531
Investments.........................           182                (44)           216 (4)         354          6,211        6,565
Properties, plants and equipment,
  net...............................        13,494             (2,936)        (2,282)(1)       6,185        222,870      229,055
                                                                              (2,091)(3)
Other noncurrent assets.............                                              70 (1)         432          6,570        7,002
                                                                                 362 (2)
                                          --------            -------      -----------     -----------    ----------    ---------
    Total assets....................      $ 21,830           $ (4,976)       $(3,579)        $13,275       $332,878     $346,153
                                          --------            -------      -----------     -----------    ----------    ---------
                                          --------            -------      -----------     -----------    ----------    ---------
Current liabilities:
  Accounts payable and accrued
    expenses........................      $  3,226           $   (789)       $   265 (5)     $ 2,702       $ 19,606     $ 22,308
                                          --------            -------      -----------     -----------    ----------    ---------
    Total current liabilities.......         3,226               (789)           265           2,702         19,606       22,308
Long-term debt......................         1,623               (397)          (706)(3)         520         49,489       50,009
Other noncurrent liabilities........                                                                          4,217        4,217
Accrued reclamation costs...........         6,729             (1,647)           362 (2)       5,444         19,503       24,947
                                          --------            -------      -----------     -----------    ----------    ---------
    Total liabilities...............        11,578             (2,833)           (79)          8,666         92,815      101,481
                                          --------            -------      -----------     -----------    ----------    ---------
Shareholders' equity:
  Preferred stock...................                                                                            575          575
  Common stock......................        35,261             (6,756)                        28,505          8,661       10,080 (6)
  Capital surplus...................                                                                        238,601      265,687 (6)
Retained earnings (deficit).........       (25,009)             4,613         (2,212)(1)     (23,896)        (6,878)     (30,774)
                                                                              (1,385)(3)
                                                                                (119)(5)
                                                                                 216 (4)
Treasury stock and other............                                                                           (896)        (896)
                                          --------            -------      -----------     -----------    ----------    ---------
    Total shareholders' equity......        10,252             (2,143)        (3,500)          4,609        240,063      244,672
                                          --------            -------      -----------     -----------    ----------    ---------
    Total liabilities and
      shareholders' equity..........      $ 21,830           $ (4,976)       $(3,579)        $13,275       $332,878     $346,153
                                          --------            -------      -----------     -----------    ----------    ---------
                                          --------            -------      -----------     -----------    ----------    ---------

            See Notes to Condensed Pro Forma Combined Balance Sheet.

              NOTES TO CONDENSED PRO FORMA COMBINED BALANCE SHEET
          (ALL AMOUNTS ARE IN U.S. DOLLARS UNLESS OTHERWISE INDICATED)

     The Equinox Historical balance sheet at December 31, 1993 has been adjusted to reflect (i) restatement of Canadian dollars to U.S. dollars (based on the exchange rate as of December 31, 1993 of $0.755 U.S. dollar for each Canadian dollar) and (ii) presentation in accordance with U.S. GAAP and the accounting policies, format and classification utilized by Hecla. The following adjustments were made to reflect the Equinox Canadian dollar balance sheets in conformity with Hecla's presentation and U.S. GAAP:

(1) Equinox capitalizes exploration expenditures incurred on properties identified as having development potential. Hecla expenses exploration costs as incurred. Properties, plants and equipment was reduced $2,282,000 at December 31, 1993 to reverse exploration costs which previously were capitalized by Equinox. A reclamation bond for $70,000 was reclassed to other noncurrent assets from properties, plants and equipment in connection with this adjustment.

(2) Adjustments of $362,000 to other noncurrent assets and accounts payable and accrued expenses reflect reclassifications of certain reclamation bonds and existing accrued reclamation costs. Hecla's accounting policy is to accrue future reclamation costs over the operating life of the facility, based on current environmental regulatory requirements. As a result of this policy, accrued reclamation costs were increased to the following balances as of December 31, 1992.

          EQUINOX PROPERTY
        --------------------
        Van Stone Mine...................................................  $1,300,000
        J&L Property.....................................................     200,000
        Buckhorn Mine....................................................   1,315,000
        Kirkland Lake....................................................     157,000
                                                                           ----------
             Total.......................................................  $2,972,000
                                                                           ----------
                                                                           ----------

     During the year ended December 31, 1993, Equinox accrued $2,084,000 for reclamation costs associated with these properties.

(3) Reduction in the carrying value of the American Girl gold mine and Oro Cruz gold project by $2,400,000 to reflect valuation of properties using Hecla's methodology. Depreciation expense of $309,000 recorded by Equinox for the three-month period ended December 31, 1993 was reversed. The reduction is based upon a fourth quarter 1993 feasibility study which indicates that less cash flow will be received from the property than originally anticipated. As a result, the balance of production participating preferred shares payable, which is based upon cash flows from operations, has decreased approximately $706,000. The write-down was effective October 1, 1993.

(4) Reversal of a portion of the write-down of Equinox's investment in Pan American Minerals Corporation as of December 31, 1993. Equinox recorded a write-down to $1 in the year ended December 31, 1993.

(5) Equinox has a 23.56% interest in the Buckhorn mine. Equinox wrote off its investment in Buckhorn in 1989. Since that date, Equinox has not included its proportionate share of Buckhorn in its consolidated financial statements, Hecla's policy is to consolidate such investments in its financial statements. The amounts recorded to reflect Equinox's December 31, 1993 proportional share of Buckhorn's financial statements are as follows:

        Accounts receivable..............................................  $ 110,000
        Inventories......................................................     34,000
        Other current assets.............................................      2,000
        Accounts payable and accrued expenses............................    265,000
        Retained earnings (deficit)......................................   (119,000)

(6) The exchange of each Equinox common share (without par value) for 0.3 of a Hecla common share at December 31, 1993 results in the transfer of $27,086,000 from common stock of Equinox to capital surplus of Hecla as follows:

        Net book value of Equinox shares outstanding....................  $28,505,000
        Hecla shares exchanged (5,676,027 shares at December 31, 1993 at
          $0.25 par value)..............................................   (1,419,000)
                                                                          -----------
        Difference transferred to capital surplus.......................  $27,086,000
                                                                          -----------
                                                                          -----------

              CONDENSED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1993
            (IN THOUSANDS OF U.S. DOLLARS, EXCEPT PER SHARE AMOUNTS)

                                                               EQUINOX
                                              HECLA         HISTORICAL AS       PRO FORMA        PRO FORMA
                                            HISTORICAL       ADJUSTED(1)       ADJUSTMENTS       COMBINED
                                            ----------     ---------------     -----------       ---------
Sales of Products.........................   $  81,847         $11,041           $               $  92,888
                                            ----------     ---------------     -----------       ---------
Costs of sales and other direct
  production costs........................      71,109           9,032                              80,141
Depreciation, depletion, and
  amortization............................      10,292           3,543              (309)(3)        13,526
                                            ----------     ---------------     -----------       ---------
                                                81,401          12,575              (309)           93,667
                                            ----------     ---------------     -----------       ---------
     Gross profit (loss)..................         446          (1,534)             (309)             (779)
                                            ----------     ---------------     -----------       ---------
Other operating expenses
  General and administrative..............       6,961           1,179                               8,140
  Exploration.............................       4,353             175             1,128 (2)         5,656
  Research................................                         150                                 150
  Depreciation and amortization...........         669                                                 669
  Provision for closed operations and
     environmental matters................       2,307           2,104            (2,084)(5)         2,327
  Reduction in carrying value of mining
     properties...........................         200           3,272            (2,605)(2)         2,561
                                                                                   1,694 (3)
                                            ----------     ---------------     -----------       ---------
                                                14,490           6,880            (1,867)           19,503
                                            ----------     ---------------     -----------       ---------
     Loss from operations.................     (14,044)         (8,414)           (2,176)          (20,282)
Other income (expense)....................       1,371            (661)             (230)(4)           940
                                            ----------     ---------------     -----------       ---------
Income (loss) before income taxes.........     (12,673)         (9,075)           (2,406)          (19,342)
Income tax benefit........................         938                                                 938
                                            ----------     ---------------     -----------       ---------
Net income (loss).........................     (11,735)         (9,075)           (2,406)          (18,404)
Dividend on preferred shares..............       4,070                                               4,070
                                            ----------     ---------------     -----------       ---------
Net income (loss) applicable to common
  shareholders............................   $ (15,805)        $(9,075)          $(2,406)        $ (22,474)
                                            ----------     ---------------     -----------       ---------
                                            ----------     ---------------     -----------       ---------
Net income (loss) per common share........   $   (0.48)                                          $   (0.59)
                                            ----------                                           ---------
                                            ----------                                           ---------
Weighted average common shares used in
  computation.............................      32,915                                              38,010(6)
                                            ----------                                           ---------
                                            ----------                                           ---------

      See Notes to Condensed Pro Forma Combined Statements of Operations.

             CONDENSED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1992
            (IN THOUSANDS OF U.S. DOLLARS, EXCEPT PER SHARE AMOUNTS)

                                                             EQUINOX
                                               HECLA      HISTORICAL AS     PRO FORMA          PRO FORMA
                                             HISTORICAL    ADJUSTED(1)     ADJUSTMENTS         COMBINED
                                             ----------   --------------   -----------         ---------
Sales of products..........................   $ 100,651      $    970         $                $ 101,621
                                             ----------   --------------   -----------         ---------
Costs of sales and other direct production
  costs....................................      83,288         1,526                             84,814
Depreciation, depletion, and
  amortization.............................      13,493           281                             13,774
                                             ----------   --------------   -----------         ---------
                                                 96,781         1,807                             98,588
                                             ----------   --------------   -----------         ---------
          Gross profit (loss)..............       3,870          (837)                             3,033
                                             ----------   --------------   -----------         ---------
Other operating expenses
  General and administrative...............       8,520           686                              9,206
  Exploration..............................       7,659           131           396 (2)            8,186
  Research.................................       1,317            41                              1,358
  Depreciation and amortization............         819            32                                851
  Provision for closed operations and
     environmental matters.................      12,670                         938 (5)           13,608
  Reduction in carrying value of mining
     properties............................      27,928         3,842          (979)(2)           30,791
                                             ----------   --------------   -----------         ---------
                                                 58,913         4,732           355               64,000
                                             ----------   --------------   -----------         ---------
          Loss from operations.............     (55,043)       (5,569)         (355)             (60,967)
Other income (expense).....................       5,512           754           (41)(2)(4)         6,225
                                             ----------   --------------   -----------         ---------
Income (loss) before income taxes and
  cumulative effect of changes in
  accounting principles....................     (49,531)       (4,815)         (396)             (54,742)
Income tax benefit.........................        (345)                                            (345)
                                             ----------   --------------   -----------         ---------
Income (loss) before cumulative effect of
  changes in accounting principles.........     (49,186)       (4,815)         (396)             (54,397)
Cumulative effect of changes in accounting
  principles (income taxes and post
  retirement benefits other than
  pensions)................................        (103)                                            (103)
                                             ----------   --------------   -----------         ---------
Net income (loss)..........................   $ (49,289)     $ (4,815)        $(396)           $ (54,500)
                                             ----------   --------------   -----------         ---------
                                             ----------   --------------   -----------         ---------
Net income (loss) per common share:
  Income (loss) before cumulative effect of
     changes in accounting principles......   $   (1.59)                                       $   (1.56)
  Cumulative effect of changes
     in accounting principles..............       (0.01)                                           (0.01)
                                             ----------                                        ---------
                                              $   (1.60)                                       $   (1.57)
                                             ----------                                        ---------
                                             ----------                                        ---------
Weighted average common shares used
  in computation...........................      30,866                                           34,778(6)
                                             ----------                                        ---------
                                             ----------                                        ---------

      See Notes to Condensed Pro Forma Combined Statements of Operations.

             CONDENSED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1991
            (IN THOUSANDS OF U.S. DOLLARS, EXCEPT PER SHARE AMOUNTS)

                                                        EQUINOX
                                         HECLA       HISTORICAL AS     PRO FORMA           PRO FORMA
                                       HISTORICAL     ADJUSTED(1)     ADJUSTMENTS          COMBINED
                                       ----------   ---------------   ------------         ---------
Sales of products....................   $117,568        $                $                 $117,568
                                       ----------   ---------------   ------------         ---------
Costs of sales and other direct
  production costs...................     84,853                                             84,853
Depreciation, depletion, and
  amortization.......................     21,161                                             21,161
                                       ----------   ---------------   ------------         ---------
                                         106,014                                            106,014
                                       ----------   ---------------   ------------         ---------
          Gross profit (loss)........     11,554                                             11,554
                                       ----------   ---------------   ------------         ---------
Other operating expenses
  General and administrative.........     14,054            929                              14,983
  Exploration........................      5,693             37             633 (2)           6,363
  Research...........................      1,538                                              1,538
  Depreciation and amortization......        692             45                                 737
  Provision for closed operations and
     environmental matters...........      3,638                            126 (5)           3,764
  Reduction in carrying value of
     mining properties...............                       568            (527)(2)              41
                                       ----------   ---------------   ------------         ---------
                                          25,615          1,579             232              27,426
                                       ----------   ---------------   ------------         ---------
          Loss from operations.......    (14,061)        (1,579)           (232)            (15,872)
Other income (expense)...............     (3,925)         1,086             634              (2,205)
                                       ----------   ---------------   ------------         ---------
Income (loss) before income taxes....    (17,986)          (493)            402             (18,077)
Income tax benefit...................     (2,556)                                            (2,556)
                                       ----------   ---------------   ------------         ---------
Net income (loss)....................   $(15,430)       $  (493)         $  402            $(15,521)
                                       ----------   ---------------   ------------         ---------
                                       ----------   ---------------   ------------         ---------
Net income (loss) per common share...   $  (0.51)                                          $  (0.46)
                                       ----------                                          ---------
                                       ----------                                          ---------
Weighted average common shares used
  in computation.....................     30,094                                             33,579 (6)
                                       ----------                                          ---------
                                       ----------                                          ---------

      See Notes to Condensed Pro Forma Combined Statements of Operations.

         NOTES TO CONDENSED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
          (ALL AMOUNTS ARE IN U.S. DOLLARS UNLESS OTHERWISE INDICATED)

(1) The Equinox historical statements of operations for the years ended December 31, 1993, 1992 and 1991 have been adjusted to reflect (a) translation of Canadian dollar amounts into U.S. dollars using the average exchange rate for each period (approximately $0.775 U.S. dollar for each Canadian dollar for the year 1993, $0.839 in the year 1992, and $0.871 in the year 1991) and (b) presentation in accordance with U.S. GAAP and the accounting policies, format and classification utilized by Hecla.

     Prior to November 1, 1992, Equinox's fiscal year end was October 31. Accordingly, the December 31, 1992 and 1991 condensed pro forma combined statements of operations include the fiscal year results for Hecla for the year ended December 31 and for Equinox for the fiscal year ended October
     31. Subsequent to October 31, 1992, Equinox had a December 31 year end. Accordingly, the year ended December 31, 1993 reflects operating results from January 1 through December 31, 1993 for both Hecla and Equinox. Equinox pro forma sales and net loss for the two month period ended December 31, 1992 were $1,901,000 and $3,076,000, respectively. The net loss was added to the combined December 31, 1992 deficit on a pro forma basis.

(2) Equinox capitalizes exploration expenditures incurred and investments in exploration companies where exploration expenditures were incurred on properties identified as having development potential. Hecla expenses such exploration related expenditures as incurred. Exploration has been increased to expense amounts which were capitalized by Equinox. Subsequent reductions in the carrying value of mining properties of Equinox have been correspondingly reduced. Likewise, gains recognized on the subsequent sales of certain Equinox exploration properties have been increased.

(3) Represents the write-down of the American Girl mine and Oro Cruz project during 1993. See Note (3) to the Condensed Pro Forma Combined Balance Sheet.

(4) Represents Equinox's proportionate share of the Buckhorn mine operating results and the partial reversal of the 1993 writedown of Equinox's investment in Pan American Minerals Corporation. See Notes (4) and (5) to the Condensed Pro Forma Combined Balance Sheet.

(5)  Represents conforming adjustment for reclamation costs as follows (see Note
     (2) to the Condensed Pro Forma Combined Balance Sheet):

                                                    1993           1992         1991
                                                 -----------     --------     --------
          Van Stone............................  $  (938,000)    $938,000     $
          Buckhorn.............................     (946,000)
          J&L Property.........................     (200,000)                  126,000
                                                 -----------     --------     --------
                    Total......................  $(2,084,000)    $938,000     $126,000
                                                 -----------     --------     --------
                                                 -----------     --------     --------

     Credit amounts represent reversals of reclamation costs recorded by Equinox in fiscal years after the pro forma adjustment was made.

(6) Adjusted to reflect the increase in the number of shares of Hecla Common Stock that would have been issued pursuant to the exchange ratio, for the weighted average number of Equinox common shares outstanding during each period.

                                 EXHIBIT INDEX

                                                                    Sequential
Exhibit                             Description                     Page Number
- -------                   -------------------------------           -----------

  1                       Hecla Mining Company Press
                          Release dated March 11, 1994..........


  2                       Acquisition Agreement, dated as
                          of December 29, 1993, by and
                          among, Hecla Mining Company,
                          B.P.Y.A. 1193 Holdings Ltd.,
                          1057451 Ontario Limited and
                          Equinox Resources Ltd.
                          (incorporated by reference to
                          Exhibit 2 to the Schedule 13D
                          dated January 7, 1994, filed by
                          Hecla Mining Company with respect
                          to Equinox Resources Ltd.)





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